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                                 EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 12, 1997 which appears in the Annual Report of Truevision, Inc. on Form 10-K for the year ended June 28, 1997.


/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

San Jose, California
April 20, 1998


                                       8.